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                                  Exhibit 11.0
                              Roslyn Bancorp, Inc.
                 Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)

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
                                                                                 For the                        For the
                                                                            Three Months Ended             Three Months Ended
                                                                              June 30, 2000                  June 30, 1999
                                                                            ------------------            -------------------
Net income                                                                 $           25,032             $          24,258
                                                                               --------------              ----------------

Weighted average common shares outstanding                                         63,635,053                    73,512,960
                                                                               --------------              ----------------

Basic earnings per common share                                            $             0.39             $            0.33
                                                                               ==============               ===============

Weighted average common shares outstanding                                         63,635,053                    73,512,960

Potential common stock due to dilutive effect of stock options                        711,757                     1,181,253
                                                                               --------------               ---------------

Total shares for diluted earnings per share                                        64,346,810                    74,694,213
                                                                               --------------               ---------------

Diluted earnings per common share                                          $             0.39             $            0.32
                                                                               ==============               ===============


                                                                                 For the                        For the
                                                                             Six Months Ended               Six Months Ended
                                                                              June 30, 2000                  June 30, 1999
                                                                             ----------------                --------------

Net income/(loss)                                                          $           48,526             $         (34,424)
                                                                              ---------------               ---------------

Weighted average common shares outstanding                                         65,223,193                    72,680,830
                                                                              ---------------               ---------------

Basic earnings/(loss) per common share                                     $             0.74             $           (0.47)
                                                                              ===============               ===============

Weighted average common shares outstanding                                         65,223,193                    72,680,830

Potential common stock due to dilutive effect of stock options                        709,392                     1,186,963
                                                                              ---------------               ---------------

Total shares for diluted earnings/(loss) per share                                 65,932,585                    73,867,793
                                                                              ---------------               ---------------

Diluted earnings/(loss) per common share                                   $             0.74             $           (0.47)
                                                                              ===============               ===============
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